UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2009

XSUNX, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-29621	84-1384159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Enterprise, Aliso Viejo, CA 92656
 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (949) 330-8060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 9, 2009, XsunX, Inc., a Colorado corporation (the “Company”), accepted the resignation of Jeff Huitt as the Company’s chief financial officer, effective immediately. The acceptance by the Company of the resignation of Mr. Huitt was related to the Company’s revised plan of operations focusing on the development of new manufacturing technology for CIGS thin films, under which the Company has also been working to reduce its operating costs (a) related to operations that are no longer necessary and (b) related to functions that are redundant. In furtherance of such business plan, the Company has decided to consolidate its accounting operations, which has eliminated the need to have multiple officers performing similar functions, particularly as such functions relate to accounting operations. In connection with the resignation of Mr. Huitt, Tom Djokovich, the Company’s chief executive officer and secretary, will now oversee the Company’s accounting operations and serve as the Company’s principal accounting officer, effective immediately. Mr. Djokovich did not enter into, or receive any grant or award under, any material plan, contract or arrangement in connection with his assumption of duties as the Company’s principal accounting officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 9, 2009

XSUNX, INC.

By:	/s/ Tom Djokovich
Name: Tom Djokovich
Title: Chief Executive Officer/Secretary